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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated of our report dated March 22, 2000 with respect to the consolidated financial statements and schedules of The MIIX Group, Incorporated included in the Annual Report, as amended (Form 10-K/A-1 filed on April 10, 2000) for the year ended December 31, 1999.


ERNST & YOUNG LLP

New York, New York
March 30, 2000